POWER OF ATTORNEY

 KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned hereby:

(i) revokes all powers of attorney previously executed by the undersigned appointing any officer or employee of Entravision Communications Corporation, a Delaware corporation
(?Entravision?) as the undersigned?s attorney in fact and agent; and

(ii) constitutes and appoints each of Mark A. Boelke and Marissa de la Rosa, the Deputy
General Counsel and Corporate Counsel respectively, of Entravision, as the undersigned?s attorney in fact and agent, with full power of substitution, for the undersigned in any and all capacities, to do the following as fully to all intents and purposes as the undersigned might or could do in person:

(a) prepare, execute and file with the U.S. Securities and Exchange Commission (the
?SEC?) any Form 4 or Form 5 (pursuant to Section 16 of the Securities Exchange
Act of 1934, as amended (the ?Exchange Act?), to disclose transactions in
Entravision?s securities resulting in a change in the undersigned?s beneficial ownership of such securities; and

(b) prepare, execute and file with the SEC any and all amendments to such Forms 4 or
5 as such attorney in fact may deem necessary or advisable in his sole discretion.

 The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Entravision assuming, any of the undersigned?s responsibilities to comply with Section 16 of the Exchange Act.

 This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned?s holdings of and transactions in securities issued by Entravision, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 This power of attorney has been duly executed below by the following individual and is effective as of May 25, 2006.

    /s/ Michael S. Rosen
    Michael S. Rosen